Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Terra Income Fund 6, Inc.:

We consent to the use of our report, dated February 21, 2020, with respect to the financial statements included herein and to the use of our report dated December 7, 2020 on the senior securities table included herein as an exhibit to Form N-2. We also consent to the references to our firm under the headings ‘Independent Registered Public Accounting Firm’ and ‘Selected Financial and Other Data’ in the registration statement on Form N-2.

/s/ KPMG LLP

New York, New York
January 25, 2021